EXHIBIT 5.1

March 6, 2020

Mr. Anthony Reider, President
Dakota Coin Authority
603 W. Broad Avenue
Flandreau, South Dakota 57028
Flandreau Santee Sioux Reservation

Re:
Dakota Coin Authority Registration Statement on Form S-1

Ladies and Gentlemen:

I have acted as counsel for the Dakota Coin Authority, an unincorporated body politic of the Flandreau Santee Sioux Tribe of South Dakota, a federally recognized Indian Tribe organized under the Indian Reorganization Act of 1934 (the “Authority”) in connection with the Registration Statement on Form S-1 (the “Registration Statement”) filed with the Securities and Exchange Commission (“Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the registration of a total of 1,000,000,000 DAK Securities Coin, of the Authority that are issuable by the Authority in a self-underwritten offering (the “Securities Coins”) as described in the Authority’s prospectus filed on March 6, 2020, which accompanies the Registration Statement.

You have requested that I render the opinion set forth in this letter, and I am furnishing the opinion pursuant to the requirements of Item 16 of Form S-1 and Item 601(b)(5) of Regulation S- K promulgated under the Act.

In connection with this opinion letter, I have examined originals or copies, certified or otherwise identified to my satisfaction, of: (i) the Registration Statement as filed with the Commission; (ii) the Ordinance establishing the Authority, as amended, through the date hereof; (iii) a resolution of the board of directors of the Authority pertaining to the Registration Statement and the Securities Coins; (v) certificates from officers and directors of the Authority, and (vi) such other documents, records and other instruments as I have deemed appropriate for the purposes of the opinion set forth herein.

In connection with my opinion, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of the documents submitted to me as originals, the conformity with the originals of all documents submitted to me as certified, electronic, facsimile or photostatic copies, and the authenticity of the originals of all documents submitted to me as copies. As to any facts material to the opinion expressed herein that are not independently established or verified, I have relied upon statements and representations of officers and other representatives of the Authority and others.

Pearman Opinion Letter
March 6, 2020
Page – 2

Based upon the foregoing, and subject to the limitations set forth below, I am of the opinion that once the Registration Statement has become effective under the Securities Act: (i) the Authority’s DAK Securities Coin and each of them, when the Authority has received the purchase price of the Securities Coins as provided in the Registration Statement, will be duly and validly issued, fully paid, and the purchasers of the DAK Securities Coin will have no obligation to make payments to the Authority, or its creditors, or contributions to the Authority or its creditors solely by reason of the purchasers’ ownership of the DAK Securities Coin.

It is understood that this opinion is to be used only in connection with the issuance and sale of the DAK Securities Coin while the Registration Statement is in effect and may not be relied upon for any other purpose. My opinion expressed above is limited to the laws of the Flandreau Santee Sioux Tribe of South Dakota, including the rules, regulations, and orders thereunder, which are currently in effect. I have not been engaged, and I disclaim any obligation, to advise the Authority of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein. I am not giving an opinion as to any federal law, including federal securities law, or blue sky laws of any state or the applicability of such laws to the offering under the Registration Statement.

I hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement. In giving such opinion, I do not thereby admit that I am acting within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder, or within the categories of persons listed in Section 11(a)(4) of the Act, or the rules and regulations of the Commission promulgated thereunder.

Very Truly Yours, SETH PEARMAN

By:	/s/ Seth Pearman
Seth Pearman, Esq. Attorney General Flandreau Santee Sioux Tribe South Dakota Bar No. 4345